Exhibit 3.1

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC

Imprivata, Inc., a corporation organized and existing under and the laws of the state of Delaware, hereby certifies as follows:

1. This Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on May 7, 2001 and amended on February 14, 2002, February 21, 2002, June 25, 2004, April 27, 2005 and January 18, 2006.

2. This Fourth Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation of this Corporation, as previously amended, is hereby further amended and restated to read in full as follows:

FIRST: The name of the Corporation is Imprivata, Inc.

SECOND: The address of the Corporation’s registered office in the State Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be 49,956,426 shares consisting solely of: (i) 20,956,426 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which shall consist of 11,200,158 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 5,438,478 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and 4,317,790 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (ii) 29,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).

A description of the respective classes of stock and a statement of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows:

A.	Common Stock.

1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions, of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to the shares of the Preferred Stock.

2. Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, the holders of Common Stock will be entitled to one vote per share on all matters to be voted by the stockholders of the Corporation.

3. Increase/Decrease of Common Stock. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, voting as a single class, with each such share being entitled to such number of votes per share as is provided in this Article FOURTH.

4. Dividends. Dividends may be paid on the Common Stock out of funds legally available therefor if, as and when determined by the Board of Directors of the Corporation subject to the restrictions of Section B(l) below.

5. Dissolution, Liquidation or Winding-Up. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

B.	Preferred Stock.

1. Dividends. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is then convertible) if, as and when such dividends are declared by the Board of Directors of the Corporation. Dividends may be declared and paid on Preferred Stock from funds lawfully available therefor if, as and when determined by the Board of Directors of the Corporation.

2. Liquidation, Dissolution or Winding-Up; Certain Mergers, Consolidations and Asset Sales.

(a) Payment Upon Liquidation.

(i) Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders of each share of Preferred Stock shall be entitled to receive an amount, to be paid first out of the assets of the Corporation available for distribution to holders of the capital stock of all classes, equal to the greater of the following:

(1) $2.0089 per share of Series A Preferred Stock, $2.2065 per share of Series B Preferred Stock and $3.474 per share of Series C Preferred Stock (each of such amounts as adjusted for any stock split, stock dividend, combination of shares, reclassification or other similar event with respect to the applicable series of Preferred Stock) plus all declared and unpaid dividends thereon to and including the date full payment shall be tendered to the holders of Preferred Stock with respect to such Liquidation; or

(2) such amount per share of the applicable series of Preferred Stock as would have been payable had all shares of such series of Preferred Stock (and all other series of Preferred Stock that would have received a greater amount pursuant to this subparagraph) been converted to Common Stock immediately prior to such Liquidation pursuant to the provisions of Section 4.

If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Preferred Stock of all amounts distributable to them under the foregoing sentence, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Preferred Stock on a pari passu basis in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(ii) Common Stock. After such payments shall have been made in full to the holders of the Preferred Stock or funds necessary for such payments shall have been set aside by the Corporation in trust for the account of holders of Preferred Stock so as to be available for such payments, the remaining assets available for distribution shall be distributed among the holders of the Common Stock ratably in proportion to the number of shares of Common Stock held by them.

Upon conversion of shares of Preferred Stock into shares of Common Stock pursuant to Section 4 below, the holders of such Common Stock shall not be entitled to any preferential payment or distribution in case of any Liquidation, but shall share ratably in any distribution of the assets of the Corporation to all the holders of Common Stock.

(b) Distributions Other than Cash. Whenever the distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

(c) Merger as Liquidation, etc. The holders of the Preferred Stock at the time of (i) a consolidation or merger of the Corporation into or with any other entity effected by the exchange of the Corporation’s capital stock for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger of the Corporation in which the holders of the Corporation’s voting stock outstanding immediately prior to such merger or consolidation hold a majority of the voting stock of the surviving entity outstanding immediately following the merger or consolidation) or (ii) the sale or transfer by the Corporation of all or substantially all its assets (each, an “Event”) may deem such Event to be a Liquidation within the meaning of the provisions of this Section 2 by a vote of at least a majority of the then outstanding shares of all series of Preferred Stock (voting as a single class on an as converted basis) and by giving a written notice thereof to the Corporation at least three (3) days before the effective date of the Event. The amount deemed distributed to the holders of Preferred Stock upon any such Liquidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

(d) Notice and Opportunity to Exercise Conversion Rights. Notwithstanding anything to the contrary that may be inferred from the provisions of this Section 2, each holder of shares of Preferred Stock shall be entitled to receive notice from the Corporation pursuant to Section 4(j) hereof of any proposed Liquidation or Event at least ten (10) days prior to the date on which any such Liquidation or Event is scheduled to occur and, at any time prior to any such Liquidation or Event, to convert any or all of such holder’s shares of Preferred Stock into shares of Common Stock pursuant to Section 4 hereof.

3. Voting.

(a) Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Section 3(b) or 3(c) below or by the provisions establishing any other series of Preferred Stock, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock.

(b) Without limiting the generality of the foregoing, and notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of Preferred Stock and Common Stock, voting as one class and each holder of Preferred Stock having that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote on such increase or decrease. Except as expressly set forth herein, with respect to all questions as to which, under law, stockholders are entitled to vote by classes, the Preferred Stock and the Common Stock shall vote separately as single classes.

(c) In addition to any other rights provided by law the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class:

(i) amend the preferences, rights or privileges of any series of Preferred Stock;

(ii) amend or repeal any provision of, or add any provision to, the Corporation’s Amended and Restated Certificate of Incorporation or By-laws that is material or would adversely affect the preferences, rights or privileges of any series of Preferred Stock;

(iii) authorize or designate any class or series of capital stock having rights senior to or on a parity with any series of Preferred Stock as to dividends, liquidation or otherwise;

(iv) pay or declare any dividend or distribution on any shares of its capital stock (except dividends payable solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (except as expressly set forth herein and except for repurchases of Common Stock upon termination of employment or service pursuant to written agreements in effect on the date hereof or written agreements approved by a the Corporation’s Board of Directors;

(v) sell, lease or otherwise dispose of assets or properties constituting more than 25% of the Corporation’s net worth as of the end of the most recently ended fiscal quarter;

(vi) voluntarily liquidate or dissolve;

(vii) enter into any merger, consolidation or capital reorganization, permit any subsidiary to enter into any merger, consolidation or capital reorganization or effect any acquisition of the capital stock of another entity that results in the consolidation of that entity into the results of operations of the Corporation;

(viii) acquire all or substantially all the assets of another entity; or

(ix) incur indebtedness for borrowed funds, in a single or related series of transactions, in principal amount at any time outstanding in excess of $500,000;

(x) except for plans, arrangements or amendments approved in the manner contemplated by Section 4(d)(i)(C)(IV), create a new plan or arrangement for the grant of stock options, stock appreciation rights, restricted stock or other similar stock-based compensation, or increase the number of shares or other rights available under such existing plan or arrangement; or

(xi) fix the number of directors constituting the entire Board of Directors at other than seven.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.0089, in the case of Series A Preferred Stock, $2.2065, in the case of Series B Preferred Stock and $3.474, in the case of Series C Preferred Stock, by the applicable Conversion Price (as defined below) in effect for such shares at the time of conversion. The prices at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of any additional consideration by the holder thereof (each a “Conversion Price” and collectively, the “Conversion Prices”) shall initially be $2.0089 per share in the case of Series A Preferred Stock, $2.2065 in the case of Series B Preferred Stock and $3.474 in the case of Series C Preferred Stock. The initial Conversion Prices and the rates at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied, in the case of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, by the then effective applicable Conversion Price.

(c) Mechanics of Conversion.

(i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred

Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate or certificates shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times when any Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of any Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii) Upon any such conversion, no adjustment to the Conversion Prices shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Conversion Price for Diluting Issues:

(i) Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(C) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) below, deemed to be issued) by the Corporation after the date hereof other than:

(I)	shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(II)	shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock;

(III)	shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4(e) or 4(f) below;

(IV)

up to 4,923,041 shares (as adjusted for any stock split, stock dividend, combination of shares or the like with respect to such shares of Common Stock) of Common Stock, which number may be increased by vote of a majority of the Board of Directors, including in such majority all of the Directors designated solely by the holders of the Preferred Stock pursuant to any agreement then in effect concerning the election of directors of the Corporation (a “Majority Directors Vote”) (and any Options granted with respect thereto), including shares issued upon exercise of Options outstanding on the date hereof, issued or issuable to officers, employees or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to a plan, agreement or arrangement in effect prior to the issuance of any Preferred Stock or a plan, agreement or arrangement (or an amendment to any plan, agreement or arrangement) which plan, agreement, arrangement or amendment is approved by a Majority Directors Vote; provided, that if an Option granted under this Section 4(d)(i)(C)(IV) shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be issuable under this Section 4(d)(i)(C)(IV), and any shares of Common Stock issued under this Section 4(d)(i)(C)(IV) that are later repurchased by the Corporation at their original purchase price shall again be issuable under this Section 4(d)(i)(C)(IV);

(V)	shares of Common Stock (including Options or Convertible Securities and the shares of Common Stock issuable upon exercise or conversion thereof) (a) issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any subsidiary of all or substantially all of the capital stock or assets of any other corporation or entity, (b) issued solely in consideration for, or in connection with, the grant by or to the Corporation of marketing rights, distribution rights, license rights or similar rights to proprietary technology, whether of the Corporation to any other entity or of any other entity to the Corporation, or (c) issued in connection with an equipment financing, line of credit or other lending arrangement; provided, however, the issuance of such shares, Options or Convertible Securities pursuant to (a), (b) and (c) above is approved by a Majority Directors Vote.

(ii) No Adjustment of Conversion Prices. No adjustment in the number of shares of Common Stock into which Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is convertible shall be made, by adjustment of any Conversion Price: (a) unless the consideration per share (determined pursuant to Section 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect immediately prior to the issue of such Additional Shares, or (b) if prior to, or after, such issuance, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time hereafter shall issue any Options or Convertible Securities (excluding Options or Convertible Securities covered by Section 4(d)(i)(C)(IV) and (V) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C) Upon the termination of any Option or any right to convert or exchange any Convertible Securities as to which an adjustment in any Conversion Price pursuant to this Section 4(d)(iii) has previously been made upon the grant or issuance thereof or if such Option or Convertible Security for which the record date was fixed and as to which an adjustment in any Conversion Price pursuant to this Section 4(d)(iii) has been made was not subsequently issued on the date designated for such issuance for the record purposes, then the applicable Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued or the record date fixed;

(D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

(E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price immediately prior to the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation amends the terms of any such Options or Convertible Securities so as to change the number of securities for which they are exercisable, convertible or exchangeable or the consideration payable thereunder and such amendment to the terms or change of the number of securities was not approved by a Majority Directors Vote, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the date hereof and the provisions of this Section 4(d)(iii) shall apply.

(iv) Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time hereafter issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth of one cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities or exercise of the Options outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(I)	insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Conversion Prices then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock, the Conversion Prices then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Prices then in effect immediately before such event shall be decreased as of the time of such issuance, by multiplying each Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that no such adjustment shall be made to any Conversion Price if the holders of the applicable series of Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of such series of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock), then and in each such event provision shall be made so that the holders of each series of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had such series of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period; provided, however, that such provision shall only be made to the extent that the holders of such series of Preferred Stock do not simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

(h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2(c), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of each series of Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 4

(including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of such series of Preferred Stock.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of any applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.

(j) Notice of Record Date. In the event:

(i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

(a) Upon the closing of the sale of shares of Common Stock in an underwritten firm commitment initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the price to the public per share is at least three times the highest Conversion Price then in effect (such an offering, a “Qualified Public Offering,” and the date of such offering, the “IPO Mandatory Conversion Date”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rates and (ii) all provisions included under the caption “Preferred Stock”, and all references to the Preferred Stock, shall be deleted and shall be of no further force or effect.

(b) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate upon the written election of the holders of not less than 75% in voting power of the then outstanding shares of Preferred Stock to require such mandatory conversion. Such conversion shall be deemed to have occurred on the date of such written election (the “Special Conversion Date”; together with the IPO Mandatory Conversion Date, each a “Mandatory Conversion Date”).

(c) All holders of record of shares of Preferred Stock shall be given written notice of the relevant Mandatory Conversion Date and the place designated for mandatory conversion of all such Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for such Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(d) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redemption.

(a) At the written election of holders of a majority of the outstanding shares of Preferred Stock made at any time on or after December     , 2011 (the “Redemption Election”), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Preferred Stock in three equal annual installments, upon the terms set forth in this Section 6. The first installment of such redemption (the “First Redemption Date”) shall occur on a date specified in the Redemption Election, which shall be not less than ninety (90) days after the date of the Redemption Election, and the second and third installments of such redemption shall occur on the first and second anniversaries, respectively, of the First Redemption Date. The Corporation shall redeem one-third of the outstanding shares of Preferred Stock held by each holder on the First Redemption Date, one half of the outstanding shares of Preferred Stock then held by each holder on the first anniversary thereof and the remaining shares on the second anniversary thereof. On each such redemption date, the holders shall surrender the certificate or certificates for the shares to be redeemed duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the offices of the Corporation or of any transfer agent for the Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver to each holder a certificate or certificates for the balance of the shares not being redeemed. The redemption price per share of Preferred Stock shall be equal to (i) $2.0089 per share of Series A Preferred Stock, $2.2065 per share of Series B Preferred Stock and $3.474 per share of Series C Preferred Stock (each of such amounts as adjusted for any stock split, stock dividend, combination of shares, reclassification or other similar event with respect to the applicable series of Preferred Stock) plus all dividends declared but unpaid on such share on the applicable redemption date (the “Redemption Amount”) plus (ii) an additional amount computed like interest payable on the Redemption Amount at the rate equal to simple interest of ten (10) percent per annum from the date of issuance of such share of Preferred Stock.

(b) Notice of redemption shall be sent by first class mail, postage prepaid, to each holder of record of the Preferred Stock, not less than thirty days nor more than sixty days prior to the First Redemption Date, at the address of such holder as it appears on the books of the Corporation. Such notice shall set forth (i) the First Redemption Date, the dates of the second and third installments of such redemption, and the place of redemption; and (ii) the number of shares to be redeemed on each date of redemption and the redemption price calculated in accordance with Section 6(a) above, on each such date. The Corporation shall be obligated to redeem the Preferred Stock on the dates and in the amounts set forth in the notice; provided, however, that any holder of Preferred Stock who is not party to a Redemption Election may convert any or all of the shares owned by such holder into Common Stock in accordance with

Section 4 at any time prior to the date of redemption of such shares. The Corporation, if advised before the close of business on the relevant redemption date by written notice from any holder of record of Preferred Stock to be redeemed, shall credit against the number of shares of Preferred Stock required to be redeemed from such holder, and shall not redeem, the number of shares of Preferred Stock which shall have been converted by such holder on or before such date and which shall not previously have been credited against any redemption.

(c) If, on or before a redemption date, the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the Preferred Stock that has been called for redemption, then, notwithstanding that any certificates for shares that have been called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after such redemption date, and all rights of holders of such shares so called for redemption shall forthwith, after such redemption date, cease and terminate with respect to such shares, excepting only the right to receive the redemption funds therefor to which they are entitled. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the Corporation at the time unclaimed amounts are paid to it. In case the holders of Preferred Stock which shall have been called for redemption shall not, within two years after the final redemption date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit of the right of conversion of any shares or otherwise shall be returned to the Corporation forthwith.

(d) If the Corporation for any reason fails to redeem any of the shares of Preferred Stock in accordance with Section 6(a) on or prior to the redemption dates determined in accordance with this Section 6, then, the Corporation shall become obligated to pay, in addition to the redemption price specified in Section 6(a), interest on the unpaid balance of such price, which shall accrue at a rate equal to the lesser of (i) one percent (1%) per month or (ii) the maximum interest rate allowable under applicable law, until such price is paid in full.

(e) If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a redemption date are insufficient to redeem the total number of shares of Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

7. Waiver. Any of the rights of the holders of Preferred Stock set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Preferred Stock then outstanding.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional By-laws and may alter or repeal any Bylaw whether adopted by them or otherwise.

B. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

C. The number of directors which constitute the whole Board of Directors of the Corporation shall be designated as provided in the Bylaws of the Corporation.

D. Meetings of the stockholders may be held within or without the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SEVENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit, and to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. If the Delaware General Corporation Law is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions of such director occurring prior to such repeal or modification.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained herein, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its President as of the 11th day of December, 2007.

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Omar Hussain, President

CERTIFICATE OF CORRECTION

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Pursuant to Section 103

of the General Corporation Law of

the State of Delaware

Imprivata, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	The name of the Corporation is “Imprivata, Inc.”

2.	A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 11,2007 (the “Certificate”) and that the Certificate requires correction as permitted by Section 103 of the DGCL.

3.	The reference to ‘‘December , 2007” in the first sentence of Section B.6(a) of Article FOURTH of the Certificate is inaccurate and shall be deleted and replaced with “December 11, 2007.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its duly authorized officer this 20th day of December 2007.

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Omar Hussain
President and Chief Executive Officer

[Signature Page to the Certificate of Correction]

CERTIFICATE OF CORRECTION

TO

CERTIFICATE OF CORRECTION

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Pursuant to Section 103

of the General Corporation Law of

the State of Delaware

Imprivata, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”). does hereby certify as follows:

1.	The name of the Corporation is “Imprivata, Inc.”

2.	A Certificate of Correction to the Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 20, 2007 (the “Certificate”) and that the Certificate requires correction as permitted by Section 103 of the DGCL.

3.	Numbered section 3 of the Certificate is inaccurate and shall be deleted in its entirety and replaced with the following “The reference to “December , 2011” in the first sentence of Section B.6(a) of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is inaccurate and shall be deleted and replaced with “December 11, 2011.””

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its duly authorized officer this 20th day of December 2007.

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Omar Hussain
President and Chief Executive Officer

[Signature Page to the Certificate of Correction]

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The following amendment to the Corporation’s Fourth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first paragraph of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of this Company be amended to read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Company shall have authority to issue shall be 51,106,426 shares consisting solely of (i) 20,956,426 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which shall consist of 11,200,158 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 5,438,478 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and 4,317,790 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (ii) 30,150,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed on this 13th day of April, 2010.

IMPRIVATA, INC.

By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer

[Signature Page to the Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The following amendment to the Corporation’s Fourth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first paragraph of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of this Company be amended to read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Company shall have authority to issue shall be 51,306,426 shares consisting solely of (i) 20,956,426 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which shall consist of 11,200,158 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 5,438,478 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and 4,317,790 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (ii) 30,350,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed on this 15th day of March, 2011.

IMPRIVATA, INC.

By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer

[Signature Page to the Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The following amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first sentence of Section 6(a) of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of this Corporation shall be amended and restated to read in its entirety as follows: “At the written election of holders of a majority of the outstanding shares of Preferred Stock made at any time on or after December 11, 2012 (the “Redemption Election”), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Preferred Stock in three equal annual installments, upon the terms set forth in this Section 6.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed by its President and Chief Executive Officer this 19th day of July, 2011.

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Omar Hussain
President and Chief Executive Officer

[Signature Page to the Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The following amendment to the Corporation’s Fourth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first paragraph of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of this Company be amended to read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Company shall have authority to issue shall be 52,306,426 shares consisting solely of (i) 20,956,426 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which shall consist of 11,200,158 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 5,438,478 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and 4,317,790 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (ii) 31,350,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed on 26th day of July, 2011.

IMPRIVATA, INC.

By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer

[Signature Page to the Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The following amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first sentence of Section 6(a) of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of this Corporation shall be amended and restated to read in its entirety as follows: “At the written election of holders of a majority of the outstanding shares of Preferred Stock made at any time on or after December 11, 2013 (the “Redemption Election”), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Preferred Stock in three equal annual installments, upon the terms set forth in this Section 6.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed by its President and Chief Executive Officer this 30th day of May, 2012.

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Omar Hussain
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”‘), does hereby certify as follows:

The following amendments to the Corporation’s Fourth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first paragraph of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be 52,956,426 shares consisting solely of (i) 20,956,426 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which shall consist of 11,200,158 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 5,438,478 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and 4,317,790 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (ii) 32,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).”

RESOLVED, that Section 4(d)(i)(C)(lV) of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“(IV)

up to 10,874,020 shares (as adjusted for any stock split, stock dividend, combination of shares or the like with respect to such shares of Common Stock) of Common Stock, which number may be increased by vote of a majority of the Board of Directors, including in such majority all of the Directors designed solely by the holders of the Preferred Stock pursuant to any agreement then in effect concerning the election of directors of the Corporation (a “Majority Directors Vote”) (and any Options granted with respect thereto), including shares issued upon exercise of Options outstanding on the date hereof, issued or issuable to officers, employees or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to a plan, agreement or arrangement (or an amendment to any plan, agreement or arrangement) which plan, agreement, arrangement or amendment is approved by a Majority Directors Vote; provided, that if an Option granted under this Section 4(d)(i)(C)(IV) shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be issuable under this Section 4(d)(i)(C)(IV) and any shares of Common Stock issued under this Section 4(d)(i)(C)(IV) that are later repurchased by the Corporation at their original purchase price shall again be issuable under this Section 4(d)(i)(C)(IV);”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed on this eleventh day of January, 2013.

IMPRIVATA, INC.

By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer

[Signature Page to the Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”‘), does hereby certify as follows:

The following amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first sentence of Section 6(a) of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of this Corporation shall be amended and restated to read in its entirety as follows: “At the written election of holders of a majority of the outstanding shares of Preferred Stock made at any time on or after December 11, 2014 (the “Redemption Election”), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Preferred Stock in three equal annual installments, upon the terms set forth in this Section 6.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed by its President and Chief Executive Officer this 9th day of February, 2013.

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Omar Hussain
President and Chief Executive Officer

[Signature Page to the Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”‘), does hereby certify as follows:

The following amendments to the Corporation’s Fourth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first paragraph of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be 53,823,426 shares consisting solely of (i) 20,956,426 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), which shall consist of 11,200,158 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 5,438,478 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and 4,317,790 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (ii) 32,867,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).”

RESOLVED, that Section 4(d)(i)(C)(IV) of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“(IV)

up to 11,741,020 shares (as adjusted for any stock split, stock dividend, combination of shares or the like with respect to such shares of Common Stock) of Common Stock, which number may be increased by vote of a majority of the Board of Directors, including in such majority all of the Directors designed solely by the holders of the Preferred Stock pursuant to any agreement then in effect concerning the election of directors of the Corporation (a “Majority Directors Vote”) (and any Options granted with respect thereto), including shares issued upon exercise of Options outstanding on the date hereof, issued or issuable to officers, employees or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to a plan, agreement or arrangement (or an amendment to any plan, agreement or arrangement) which plan, agreement, arrangement or amendment is approved by a Majority Directors Vote; provided, that if an Option granted under this Section 4(d)(i)(C)(lV) shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be issuable under this Section 4(d)(i)(C)(IV), and any shares of Common Stock issued under this Section 4(d)(i)(C)(IV) that are later repurchased by the Corporation at their original purchase price shall again be issuable under this Section 4(d)(i)(C)(IV);”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed on this 5th day of November, 2013.

IMPRIVATA, INC.

By:	/s/ John Milton
John Milton
Secretary

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPRIVATA, INC.

Imprivata, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The following amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the first sentence of Section 6(a) of Article FOURTH of the Fourth Amended and Restated Certificate of Incorporation of this Corporation shall be amended and restated to read in its entirety as follows: “At the written election of holders of a majority of the outstanding shares of Preferred Stock made at any time on or after December 31, 2015 (the “Redemption Election”), the Corporation shall be required to redeem all, but not less than all, of the outstanding shares of Preferred Stock in three equal annual installments, upon the terms set forth in this Section 6.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Imprivata, Inc. to be executed by its Secretary this 26th day of February, 2014.

IMPRIVATA, INC.

By:	/s/ John Milton
Name:	John Milton
Title:	Secretary

[Signature Page to Certificate of Amendment]